Exhibit 99.1

AUGUSTA GOLD CLOSES C$17 MILLION PRIVATE PLACEMENT

Vancouver, British Columbia, March 4, 2021 – Augusta Gold Corp. (AUGG:OTCQB; G:CSE; 11B:FSE) (“Augusta” or the “Company”) is pleased to announce the closing of its previously announced non-brokered private placement of 7.56 million units (“Units”) at a price of C$2.25 per Unit for total gross proceeds of C$17 million (the “Private Placement”).

Each Unit is comprised of one (1) common share of the Company (a “Common Share”) and one half (1/2) of one (1) common share purchase warrant (a “Warrant”). Each full warrant entitles the holder to acquire one Common Share for a period of three years (3) at an exercise price of C$2.80.

The net proceeds from the Private Placement will be used to advance exploration efforts at its highly prospective wholly-owned Bullfrog Gold project located in Nevada, USA, and for general and working capital purposes.

The Private Placement was subscribed by the Company’s insiders including Richard Warke and other strategic investors.

Maryse Belanger, President and CEO commented: “We are very grateful for the solid support from Mr. Warke and the additional strategic investors that participated as we pursue our vision to unlock value from the Bullfrog Gold project through a systematic approach to our exploration and development program. This financing provides the funds to fully execute on our 2021 programs including undertaking a drill program in excess of 85,000 metres and de-risking the project through environmental, permitting and engineering work.”

The securities to be offered pursuant to the Private Placement have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any U.S. state securities laws, and may not be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable U.S. state securities laws or compliance with the requirements of exemptions therefrom. Under Rule 144 under the Securities Act, such securities may be resold following a holding period of six months, subject to certain volume and manner of sale limitations in the event the holder is deemed an affiliate, and subject to otherwise meeting all applicable conditions of such rule.  Hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Common Shares and Warrants issued under the Private Placement are also subject to a Canadian statutory hold period that will expire on July 5, 2021.

Enquiries

Lynette Gould, CFA

SVP, Investor Relations and Corporate Development

Telephone: 604.638.1468

Email:  LGould@augustagold.com

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About Augusta Gold

Augusta Gold is a rapidly growing exploration and development company focused on building a long-term business that delivers stakeholder value through developing the Bullfrog Gold Project and pursing accretive M&A opportunities. The Bullfrog Gold Project is located in the prolific Bullfrog district approximately 120 miles north-west of Las Vegas, Nevada and 4 miles west of Beatty, Nevada. The Company controls approximately 7,800 acres of mineral rights including the Bullfrog and Montgomery-Shoshone deposits and has further identified significant additional mineralization around the existing pits and defined several exploration targets that could further enhance the Project.  The Company is led by a management team and board of directors with a proven track record of success in financing and developing mining assets and delivering shareholder value. For more information please visit www.augustagold.com.

Forward Looking Statements

Certain statements and information contained in this new release constitute "forward-looking statements", and "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). These statements appear in a number of places in this new release and include statements regarding our intent, or the beliefs or current expectations of our officers and directors, including the proposed use of proceeds for the Private Placement. Such forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this news release words such "will" similar expressions are intended to identify these forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements and/or information are reasonable, undue reliance should not be placed on forward-looking statements since the Company can give no assurance that such expectations will prove to be correct. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements, including the risks, uncertainties and other factors identified in the Company's periodic filings with Canadian securities regulators, and assumptions made with regard to the ability to advance exploration efforts at the Bullfrog Gold Project;  the results of such exploration efforts; the ability to secure adequate financing; the Company maintaining its current strategy and objectives; and the Company’s ability to achieve its growth objectives. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements were derived using numerous assumptions regarding expected project parameters, results of operations, performance and business prospects and opportunities that could cause actual results to differ materially from those in the forward-looking statements. While the company considers these assumptions to be reasonable, based on information currently available, they may prove to be incorrect.

Forward-looking statements are based on information available at the time those statements are made and/or management's and/or its qualified persons' good faith belief as of that time with respect to future events, and are subject to information currently available, they may prove to be incorrect. Forward-looking statements are based on information available at the time those statements are made and/or management's and/or its qualified persons' good faith belief as of that time with respect to future events, and are subject to known and unknown risks and uncertainties outlined in the Company's corporate disclosure and other documents filed on www.sedar.com, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date those statements are made. Except as required by applicable law, we assume no obligation to update or to publicly announce the results of any change to any forward-looking statement contained herein to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward- looking statements. If we update any one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should not place undue importance on forward-looking statements and should not rely upon these statements as of any other date. All forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement.

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